UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) September 12, 2006

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement. and

Item 2.03            Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement

On September 12, 2006, Uni-Pixel, Inc. entered into a Securities Purchase Agreement with various investors pursuant to which Uni-Pixel issued 10% Senior Unsecured Convertible Debentures for the principal amount of $900,000.  The principal sum of $900,000 is due on the earlier of (a) September 11, 2007; (b) the consummation of a Change of Control Transaction; or (c) upon the closing of an equity offering of $10 million or more, all as defined in the Securities Purchase Agreement.

In connection with the Securities Purchase Agreement, the Company issued 144,000 warrants at $1.25 per share to the investors.  The warrants will expire in five years.

As consideration for the Placement Agent services in connection with the Securities Purchase Agreement, the Company issued 50,400 warrants at $1.25 to the Placement Agent or its designees.  The warrants will expire in five years.   In addition, the Placement Agent received a commission equal to 5%, or $45,000.

Item 9.01            Financial Statements and Exhibits

(c)    Exhibits

Exhibit Number	Description

99.1	Uni-Pixel, Inc. 10% Senior Unsecured Convertible Debenture dated September 12, 2006.
99.2	Common Stock Purchase Warrant dated September 12, 2006.
99.3	Securities Purchase Agreement dated September 12, 2006

(THE SIGNATURE PAGE FOLLOWS.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2006	By:	/s/ James A. Tassone
		Name:	James A. Tassone
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Uni-Pixel, Inc. 10% Senior Unsecured Convertible Debenture dated September 12, 2006.
99.2	Common Stock Purchase Warrant dated September 12, 2006.
99.3	Securities Purchase Agreement dated September 12, 2006